Exhibit 3.2

BY-LAWS

OF

 CUMMINS INC.

(Effective as of July 10, 2018)

ARTICLE 1
 MEETINGS OF SHAREHOLDERS

Section 1.1                          Annual Meetings.  Annual meetings of the shareholders of the Corporation shall be held each year on such date, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, any or all shareholders and proxy holders may participate in an annual shareholders’ meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting in accordance with Section 23-1-29-1 of the Indiana Business Corporation Law.  Any shareholder or proxy holder participating in a meeting by such means of communication is deemed to be present in person at the meeting.

Section 1.2                          Special Meetings.

(a)            Except as set forth in Section 1.2(b) of these By-Laws, special meetings of the shareholders of the Corporation may be called at any time only by the Board of Directors or the Chairman of the Board.

(b)            Subject to the provisions of this Section 1.2(b) and all other applicable sections of these By-Laws, a special meeting of the shareholders of the Corporation shall be called by the Secretary of the Corporation (the “Secretary”) upon written request (a “Special Meeting Request”) to the Secretary by one or more Eligible Holders (as defined below) representing not less than 10% of the voting power of all outstanding shares of capital stock of the Corporation (the “Requisite Percentage”); provided that only shares of capital stock that are determined to be “Net Long Shares” in accordance with this Section 1.2(b) shall be counted in determining whether the Eligible Holders requesting the meeting represent the Requisite Percentage.

(i)            “Eligible Holder” means any record holder of outstanding shares of common stock of the Corporation that (A) is making such request on its own behalf (and not on behalf of a beneficial owner of such common stock), or (B) is making such request on behalf of a beneficial owner of such common stock (the “Requesting Beneficial Owner”).

(ii)            For purposes of this Section 1.2(b) and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares owned by any Eligible Holder or Requesting Beneficial Owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that for purposes of applying such definition, (A) the reference in Rule 14e-4 to the date that a tender offer is first announced shall be deemed to refer to the date for determining and/or documenting an Eligible Holder’s or Requesting Beneficial Owner’s Net Long Shares under this Section 1.2(b) (the “Determination Date”) and (B) the reference in Rule 14e-4 to the highest tender price shall be deemed to refer to the market price on the Determination Date.  In addition, (1) to the extent not otherwise excluded by such definition, an Eligible Holder’s or Requesting Beneficial Owner’s Net Long Shares shall be determined excluding any shares as to which such person does not, at the time the Special Meeting Request is delivered to the Corporation, have the right to vote or direct the vote at the special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares and (2) to the extent any affiliates of the Requesting Shareholder (as defined below) are acting in concert with the Requesting Shareholder with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates.  Whether shares constitute “Net Long Shares” shall be decided by the Board of Directors or its designated committee in its discretion.

(iii)            A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Corporation.  A Special Meeting Request shall be valid only if it (A) is signed and dated by each Eligible Holder submitting the Special Meeting Request and by each of the Requesting Beneficial Owners, if any, on whose behalf the Special Meeting Request is being made (each such Eligible Holder and Requesting Beneficial Owner, a “Requesting Shareholder”), and (B) includes (1) a statement of the specific purpose(s) of the special meeting and the matters proposed to be acted on by shareholders at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration by shareholders, and, in the event that such business includes a proposal to amend the By-Laws or the Articles of Incorporation of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of each Requesting Shareholder; (2) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 2.11(b), including with respect to each Requesting Shareholder; (3) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 1.3(c), including with respect to each Requesting Shareholder; (4) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (5) a representation as to whether the Requesting Shareholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the special meeting; (6) an agreement by the Requesting Shareholders to notify the Corporation within 10 days in the event of any decrease in the number of Net Long Shares held by the Requesting Shareholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent such reduction decreases the number of Net Long Shares held by the Requesting Shareholders below the Requisite Percentage; and (7) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Eligible Holders submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the Requesting Beneficial Owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary.  In addition, each Requesting Shareholder shall promptly provide any other information reasonably requested by the Corporation.

(iv)            The Corporation will provide the Requesting Shareholders with notice of the record date for the determination of shareholders entitled to vote at the special meeting.  Each Requesting Shareholder is required to update the Special Meeting Request delivered pursuant to Section 1.2(b)(iii) not later than 10 business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under Section 1.2(b)(iii)(7), also as of a date not more than five business days before the scheduled date of the special meeting as to which the Special Meeting Request relates.

(v)            A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 1.2(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (C) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (D) an identical or substantially similar item (as determined by the Board of Directors or a designated committee, in its discretion, a “Similar Item”), other than the election or removal of director(s), was presented at an annual or special meeting of shareholders held not more than 12 months before the Special Meeting Request is delivered; (E) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an annual or special meeting of shareholders held not more than ninety (90) days before the Special Meeting Request is delivered; (F) a Similar Item, including the election or removal of director(s), is (or is intended to be) included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the Corporation of a Special Meeting Request; (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (H) any Requesting Shareholder shall have violated the reporting requirements of Section 13 of the Exchange Act.  The Board of Directors (or a designated committee thereof) shall determine, in its discretion, whether all requirements set forth in this Section 1.2(b) have been satisfied and such determination shall be binding on the Corporation and its shareholders, including the Requesting Shareholders.

(vi)            Except as otherwise provided in this Section 1.2(b), a special meeting held following a Special Meeting Request shall be held at any such date, time and place, within or without the State of Indiana, as may be fixed by the Board of Directors (or a designated committee thereof) in its discretion.

(vii)            A Requesting Shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting.  If, following such revocation (or deemed revocation pursuant to Section 1.2(b)(iii)(6)), there are unrevoked requests from Requesting Shareholders holding, in the aggregate, less than the Requisite Percentage, the Board (or a designated committee thereof), in its discretion, may cancel the special meeting and, in such event, the Requesting Shareholders who revoked the Special Meeting Request shall be jointly and severally liable to the Corporation for its costs incurred in connection with the cancelled special meeting.

(viii)            If none of the Requesting Shareholders appears or sends a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.  In such event, the Requesting Shareholders who did not appear or send a duly authorized agent shall be jointly and severally liable to the Corporation for the Corporation’s costs incurred in connection with the special meeting.

(ix)            Business transacted at any special meeting shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request for such special meeting and (B) any additional matters the Board of Directors or designated committee determines, in its discretion, to submit to the shareholders at such special meeting.

Section 1.3                          Proper Business.  To be properly brought before an annual meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder.

(a)            The exclusive means for a shareholder to make nominations for the election of Directors are set forth in Section 2.11 and Section 2.13 of these By-Laws.

(b)            For business (other than nominations for the election of Directors) to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days in advance of the Originally Scheduled Date (as defined in Section 1.3(g) of these By-Laws) of such meeting (provided, however, that if the Originally Scheduled Date of such meeting is earlier than the first anniversary of the date set forth in the Corporation’s first mailed definitive proxy materials for the prior year’s annual meeting (the “Anniversary Date”), such written notification may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by the Corporation with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting).

(c)            Any notification by a shareholder under Section 1.3(b) of these By-Laws shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business described to be brought before the meeting, the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and of any beneficial owner or owners, if any, on whose behalf the business is being proposed; (iii) a representation that the shareholder is a holder of record of shares of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business; (iv) the class and number of shares of stock of the Corporation that are owned beneficially and of record by such shareholder or beneficial owner or owners and a representation that such shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five (5) business days following the later of the record date or the date the record date is first publicly disclosed; (v) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (vi) any proxy, contract, arrangement , understanding or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Corporation; (vii) any short interest in any security of the Corporation (for purposes of this Section 1.3(c)(vii), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (viii) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation; (ix) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (x) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder or beneficial owner not later than five (5) business days after the later of the record date or the date the record date is disclosed to disclose such ownership as of the record date); (xi) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (xii) any material interest of the shareholder in such business, (xiii) a representation whether the proposing shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the Corporation’s stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal and (xiv) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and a representation that such shareholder will notify the Corporation in writing of any such agreements, arrangements or understandings in effect as of the record date within five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed.  For purposes of these By-Laws, the information required by items (iv) through (xi) of the preceding sentence shall be referred to as the “Required Disclosures.”

(d)            To be properly brought before a special meeting of shareholders called pursuant to Section 1.2, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or must otherwise be properly brought before the meeting by or at the direction of the Board of Directors.

(e)            Notwithstanding the foregoing provisions of this Section 1.3 or Section 2.11 of these By-Laws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.3 and Section 2.11 and Section 2.13 of these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals as to any other business to be considered pursuant to this Section 1.3 or any nominations to be considered pursuant to Section 2.11 or Section 2.13 of these By-Laws.  Nothing in this Section 1.3 or in Section 2.11 or Section 2.13 of these By-Laws shall be deemed to limit the Corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

(f)            No business shall be conducted at a meeting of shareholders except in accordance with this Section 1.3 and the chairman of any meeting of shareholders may refuse to permit any business to be brought before a meeting without compliance with the foregoing procedures.

(g)            For purposes of these By-Laws, the “Originally Scheduled Date” of any meeting of shareholders shall be the date such meeting is scheduled to occur in the notice of such meeting first given to shareholders regardless of whether any subsequent notice is given for such meeting or the record date of such meeting is changed.

Section 1.4                          Notices.

(a)            A written notice (as the term “written” is defined in Section 7.9 of these By-Laws) stating (i) the date, time and place of any meeting of the shareholders, (ii) the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting.  Notice of shareholders’ meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at the shareholder’s address shown in the Corporation’s current record of shareholders; provided that this requirement shall be satisfied with respect to shareholders of record who share an address, and notice shall be deemed to have been given to all such shareholders, if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and the provisions of Section 23-1-20-29 of the Indiana Business Corporation Law.  If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his, her or its address as it appears in the books of the Corporation, with postage thereon prepaid.  If sent by electronic transmission, notice shall be deemed to be delivered when sent.

(b)            Except as provided by the Indiana Business Corporation Law or the Corporation’s Restated Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting; provided, however, notice of a meeting of shareholders shall be given to shareholders not entitled to vote if a purpose for the meeting is to vote on any amendment to the Corporation’s Restated Articles of Incorporation, a merger or share exchange to which the Corporation would be a party, a sale of the Corporation’s assets, or dissolution of the Corporation.

(c)            A shareholder or the shareholder’s proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records.  A shareholder’s attendance at a meeting, whether in person or by proxy, (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or the shareholder’s proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or the shareholder’s proxy objects to considering the matter when it is presented.  Each shareholder who has in the matter above provided waived notice or objection to notice of a shareholders’ meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

(d)            If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

Section 1.5                          Voting.  Except as otherwise provided by the Indiana Business Corporation Law or the Corporation’s Restated Articles of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or the record holder’s proxy, to one (1) vote on each matter voted on at the meeting.

Section 1.6                          Quorum.  Unless the Corporation’s Restated Articles of Incorporation or the Indiana Business Corporation Law provides otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter.  Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 1.7                          Vote Required to Take Action; Majority Voting in Director Elections.

(a)            If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation’s Restated Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes.

(b)            The election of Directors by the shareholders shall be determined as follows:

(i)            Majority Voting Standard.  Each Director to be elected by shareholders shall be elected if a majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present are cast in favor of such Director’s election.  For purposes of the preceding sentence, a majority of the votes cast shall mean the number of shares voted “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that nominee’s election).

(ii)            Contested Elections.  If the number of nominees for Director exceeds the number of Directors to be elected, (A) shareholders will not be permitted to vote “against” a nominee for Director and (B) Directors shall be elected by a plurality of the votes represented in person or by proxy and entitled to vote on such election of Directors.

(iii)            Effect of Failure to Receive Required Vote.  If an incumbent Director nominee fails to receive the required vote, the Director’s term shall end at the meeting at which he or she failed to receive the required vote.  If a Director’s term ends as described in the immediately preceding sentence, then the Board of Directors may fill the resulting vacancy as provided in Section 2.2 of these By-Laws, or may decrease the size of the Board of Directors pursuant to Section 2.1 of these By-Laws.

Section 1.8                          Record Date.  Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders’ meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting.  In the absence of such determination, the record date shall be the day next preceding the date on which notice is given, or, if notice is waived, on the date next preceding the day on which the meeting is held.  Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

Section 1.9                          Proxies; Acceptance of Instruments Showing Shareholder Action.

(a)            A shareholder’s shares may be voted either in person or by proxy.  A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders’ meetings within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder’s attorney-in-fact or by transmitting or authorizing the transmission of an electronic submission to the person who will be the holder of the proxy, a proxy solicitation firm or a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission; provided that such electronic submission either contains or is accompanies by information from which it can be determined that the electronic submission was transmitted or authorized by the shareholder.  A copy, facsimile telecommunication or other reliable reproduction of a writing or electronic submission authorized by this Section 1.9 may be used instead of the original writing or electronic submission for any and all purposes for which the original writing or electronic submission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete copy of the entire original writing or electronic submission.  An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a shorter or longer period is expressly provided in the appointment form.  The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form.  The presence of a shareholder who has filed a proxy at a meeting shall not of itself constitute a revocation of such proxy.  Subject to the Indiana Business Corporation Law and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

(b)            If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, then the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder.  If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, then the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(i)            The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(ii)            The name purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(iii)            The name purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(iv)            The name purports to be that of a pledgee, beneficial owner, or attorney in fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

(v)            Two (2) or more persons are the shareholders as cotenants or fiduciaries and the name purports to be the name of at least one (1) of the coowners and the person acting appears to be acting on behalf of all coowners.

The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary of the Corporation or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on a writing or about the signatory’s authority to sign for the shareholder, or the validity of an electronic submission or the submitter’s authority to make the electronic transmission.

Section 1.10                          Organization.  At every meeting of the shareholders, the Chairman of the Board, or, in the Chairman’s absence, a person designated by the Chairman, or, in the absence of such designation, a person chosen by the Board of Directors, shall act as a chairman.  The Secretary of the Corporation shall act as secretary of such meeting or, in the Secretary’s absence, the chairman shall appoint a secretary.

Section 1.11                          Voting Lists.  At least five business days before each meeting of shareholders, the officer or agent having charge of the stock transfer books shall make a complete list of the shareholders entitled to notice of a shareholders’ meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting.  Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any shareholder during the holding of such meeting.  Unless otherwise required by law, the Corporation need not include electronic mail addresses or other electronic contact information on such list.  The original stock register or transfer book, or a duplicate thereof, kept in this state, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders.

Section 1.12                          Inspectors of Election.  The Board of Directors may appoint Inspectors of Election to serve at meetings of shareholders.  If, at the time of any meeting, any Inspector so appointed shall be absent, the presiding officer may appoint an Inspector to serve in place of the absent Inspector.  The Inspector or Inspectors so appointed or designated shall, according to any rules and/or procedures prescribed by the Board of Directors, (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) specify the information upon which the Inspector or Inspectors rely in determining the validity of proxies; (v) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspector or Inspectors, and (vi) certify its or their determination of the number of shares of capital stock of the Corporation represented at the meeting and such Inspector’s or Inspectors’ count of all votes and ballots.  Such certification shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the Inspector or Inspectors may consider such information as is permitted by applicable law and any rules and/or procedures prescribed by the Board of Directors.  No person who is a candidate for an office at an election may serve as an Inspector at such election.

Section 1.13                          Conduct of Meeting.  At any meeting of shareholders of the Corporation, the Chairman of the Board (or, in the absence of the Chairman of the Board, such person designated by the Chairman or the Board of Directors as chair pursuant to Section 1.10 of these By-Laws) shall prescribe the order of business to be conducted at the meeting and establish procedures incident thereto.  The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the Board or designated chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman of the Board or such chair, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the Board or the chair of the meeting, may include, without limitation, the following:  (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting, to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) the format for the submission of, and limitations on the time allotted to, questions or comments by participants.  Unless, and to the extent determined by the Board of Directors, the Chairman of the Board or the designated chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE 2
 DIRECTORS

Section 2.1                          Number, Qualification and Terms.

(a)            The business and affairs of the Corporation shall be managed under the direction of a Board of Directors.  The number of Directors shall be fixed by resolution of the Board of Directors from time to time.  It shall be the policy of the Corporation that no person seventy-two years of age or more shall be elected to the Board of Directors.  Any Director who attains the age of seventy-two years during the Director’s term of office shall be eligible to remain a Director for the duration of the term for which the Director was elected but shall not be eligible for re-election.

(b)            The Corporation hereby elects not to be governed by Section 23-1-33-6(c) of the Indiana Business Corporation Law.  Each Director shall be elected for a term of office to expire at the annual meeting of shareholders next following the Director’s election, except that each Director elected pursuant to Section 2.2 of this Article 2 shall hold office until the next annual meeting of shareholders.  Despite the expiration of a Director’s term, the Director shall continue to serve until the Director’s successor is elected and qualified, or until the earlier of the Director’s death, resignation, disqualification or removal, or until there is a decrease in the number of Directors.

(c)            The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

Section 2.2                          Vacancies.  Any vacancy occurring in the Board of Directors, from whatever cause arising, including an increase in the number of Directors, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum) until the next annual meeting of the shareholders.

Section 2.3                          Quorum and Vote Required to Take Action.  A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies; provided that less than two Directors shall not constitute a quorum.  If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Corporation’s Restated Articles of Incorporation or these By-Laws.  A Director who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless any of the following occurs:  (a) the Director objects at the beginning of the meeting (or promptly upon the Director’s arrival) to holding it or transacting business at the meeting; (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.  Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.

Section 2.4                          Regular Meetings.  The Board of Directors shall meet regularly, without notice, at such times and places as may be specified from time to time by the Board of Directors or the Chairman of the Board (but no fewer than one time annually) for the purpose of transacting such business as properly may come before the meeting.

Section 2.5                          Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or a majority of the Directors upon not less than twenty-four (24) hours’ notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting.  Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing.  Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records.  A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.6                          Written Consents.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board.  The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, included in the minutes or filed with the corporate records reflecting the action taken and delivered to the Secretary of the Corporation.  Action taken under this Section 2.6 is effective when the last Director signs the consent, unless (a) the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date or (b) the action taken under this Section 2.6 is taken electronically as contemplated by Indiana Code § 26-2-8, in which case the effective date is determined in accordance with Indiana Code § 26-2-8.  A Director’s consent may be withdrawn by a revocation signed by the Director and delivered to the Corporation before the delivery to the Corporation of unrevoked written consents signed by all the Directors.  A consent signed under this Section 2.6 shall have the same effect as a unanimous meeting vote of all members of the Board and may be described as such in any document.

Section 2.7                          Participation by Conference Telephone.  The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting.  A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 2.8                          Organization.  At every meeting of the Board of Directors, the Chairman of the Board, or in the Chairman’s absence, a person designated by the Chairman, shall act as chairman.  The Secretary of the Corporation shall act as secretary of such meeting or, in the Secretary’s absence, the Chairman shall appoint a secretary.

Section 2.9                          Resignation.  A Director may resign at any time by delivering written notice to the Chairman of the Board, the Secretary of the Corporation, the Board of Directors, or such other officer as the Board of Directors may designate, and such resignation shall become effective upon such delivery unless the notice specifies a later effective date.

Section 2.10                          Compensation.  Any Director who is also an officer of the Corporation shall receive no separate compensation for serving as Director.  Each Director who is not an officer of the Corporation shall be paid such compensation or other remuneration as shall be fixed from time to time by resolution of the Board of Directors.  Each Director shall be reimbursed by the Corporation for travel and other reasonable out-of-pocket expenses incurred in attending such meetings, as well as meetings of the Corporation’s shareholders and committees of the Board of Directors and other Corporation functions and events.

Section 2.11                          Nominations.  Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors who complies fully with the requirements of these By-Laws.

(a)            Any shareholder entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such shareholder’s intent to make such nominations is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than one hundred sixty (160) days in advance of the Originally Scheduled Date of such meeting (provided, however, that if the Originally Scheduled Date of such meeting is earlier than the Anniversary Date, such written notice may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by the Corporation with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting).

(b)            Each notice under Section 2.11(a) of these By-Laws shall be signed manually or by facsimile by the shareholder of record and shall set forth (i) the name and address, as they appear on the Corporation’s books, of the shareholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the shareholder is a holder of record of shares of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the Required Disclosures; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of capital stock of the Corporation that are owned of record or beneficially by each such nominee; (vii) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.12 of these By-Laws; (viii) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings pursuant to which the nominations are being made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (x) the written consent of each nominee to serve as a Director of the Corporation if so elected.

(c)            The chairman of any meeting of shareholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure; only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as Directors.

(d)            This Section 2.11 shall not affect the right of the holders of either Preference or Preferred Stock to nominate and elect Directors in the event such right arises.

Section 2.12                          Submission of Questionnaire; Representation and Agreement.  To be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.11 or Section 2.13, as applicable, of these By-Laws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 2.13                          Shareholder Nominations Included in the Corporation’s Proxy Materials.

(a)            Inclusion of Nominee in Proxy Statement.  Subject to the provisions of this Section 2.13, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting:

(i)            the name of any person nominated for election (the “Nominee”) to the Board of Directors, which shall also be included on the Corporation’s form of proxy and ballot for the relevant annual meeting, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 2.13 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);

(ii)            disclosure about the Nominee and the Nominating Shareholder required under Securities and Exchange Commission rules or any other applicable law, rule or regulation to be included in the proxy statement; and

(iii)            any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.13(e)(ii)), if such statement does not exceed 500 words.

Notwithstanding anything herein to the contrary, the Corporation may solicit shareholders against any Nominee and include in its proxy statement for any annual meeting any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including without limitation any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.13.

(b)            Maximum Number of Nominees.

(i)            The Corporation shall not be required to include in the proxy statement for an annual meeting more Nominees than that number of Directors constituting 25% of the total number of Directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to Section 2.13(d) (the “Final Nomination Date”), rounded down to the nearest whole number, but not less than two (the “Maximum Number”).  The Maximum Number for a particular annual meeting shall be reduced by (A) Nominees nominated by a Nominating Shareholder for that annual meeting whose nomination is subsequently withdrawn after the Nominating Shareholder is notified by the Corporation that the Nominees will be included in the Corporation’s proxy statement and proxy card for the annual meeting, (B) Nominees nominated by a Nominating Shareholder for such annual meeting pursuant to this Section 2.13 that the Board of Directors itself decides to nominate for election at such annual meeting and (C) the number of Directors in office as of the Final Nomination Date who had been Nominees nominated by a Nominating Shareholder with respect to any of the preceding two annual meetings (including any Nominee who had been counted at any such annual meeting pursuant to the immediately preceding clause (B)) and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.  If one or more vacancies for any reason occurs on the Board of Directors after the Final Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection with the occurrence of the vacancy or vacancies, then the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)            Any Nominating Holder submitting more than one Nominee pursuant to this Section 2.13 for an annual meeting shall rank such Nominees based on the order in which the Nominating Holder desires such Nominees to be selected for inclusion in the corporation’s proxy statement for such annual meeting if the number of Nominees pursuant to this Section 2.13 exceeds the Maximum Number.  If the number of Nominees pursuant to this Section 2.13 for any annual meeting exceeds the Maximum Number, then the highest ranking Nominee who meets the requirements of this Section 2.13 from each Nominating Holder will be selected for inclusion in the Corporation’s proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the Corporation disclosed as owned in each Nominating Shareholder’s Nomination Notice.

(iii)            If, after the Final Nomination Date, (A) the Corporation is notified, or the Board of Directors or its designee, acting in good faith, determines that a Nominating Shareholder has failed to satisfy or to continue to satisfy the eligibility requirements described in Section 2.13(c), any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statements therein not misleading) or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee under this Section 2.13, (B) a Nominating Shareholder or any qualified representative thereof does not appear at the annual meeting to present any nomination submitted pursuant to this Section 2.13, or the Nominating Shareholder withdraws its nomination, or (C) a Nominee becomes ineligible for inclusion in the Corporation’s proxy statement pursuant to this Section 2.13 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a Director of the Corporation or is unwilling or unable to serve as a Director of the Corporation, in each case as determined by the Board of Directors or its designee, acting in good faith, whether before or after the Corporation’s definitive proxy statement for such annual meeting is made available to shareholders, then the nomination of the Nominating Shareholder or such Nominee, as the case may be, shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), the Nominating Shareholder may not cure in any way any defect preventing the nomination of the Nominee, and the Corporation (1) may omit from its proxy statement and any ballot or form of proxy the disregarded Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support) or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c)            Eligibility of Nominating Shareholder.

(i)            An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 2.13(c) continuously for the three-year period specified in Section 2.13(c)(ii) or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 2.13(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form and in substance that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)            An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.13 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the annual meeting.  A group of funds under common management and investment control shall be treated as one Eligible Holder for purposes of such limitation if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control.  For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section 2.13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate, and a breach of any obligation, agreement, representation or warranty under this Section 2.13 by any member of a group shall be deemed a breach by the Nominating Shareholder.  If any shareholder withdraws from a group of Eligible Holders at any time prior to the annual meeting, then the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group and if, as a result of such withdrawal, the Nominating Shareholder no longer owns the Minimum Number of shares of the Corporation’s common stock, then the nomination shall be disregarded as provided in Section 2.13(b)(iii).

(iii)            The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of the Corporation’s common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(iv)            For purposes of this Section 2.13, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both:

(1)            the full voting and investment rights pertaining to such shares; and

(2)            the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting, or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such Eligible Holder or any of its affiliates.  An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder.  An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice, recalls such loaned shares upon being notified by the Corporation that any of the Eligible Holder’s Nominees will be included in the Corporation’s proxy statement and proxy card for the annual meeting (subject to the provisions of this Section 2.13) and holds such shares through the date of the annual meeting.  The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.  For purposes of this Section 2.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v)            No person shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of common stock of the Corporation disclosed as owned in the Nomination Notice.

(d)            Nomination Notice.  To nominate a Nominee for purposes of this Section 2.13, the Nominating Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a Nominating Shareholder’s notice shall be received by the Secretary at the principal offices of the Corporation not less than 120 days nor more than 150 days prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding annual meeting as the date on which the Corporation first made available to its shareholders definitive proxy materials for the immediately preceding annual meeting; provided, however, that if the date for which the annual meeting is called is more than thirty days before or more than thirty days after the first annual anniversary of the immediately preceding annual meeting, then notice by the Nominating Shareholder to be timely must be received by the Secretary of the Corporation by the later of the close of business on the date that is 180 days prior to the date of such annual meeting or the tenth day following the day on which public announcement of such annual meeting is first made.  In no event shall any adjournment or postponement of any annual meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice.  To be in proper form, a Nominating Shareholder’s notice to the Secretary of the Corporation for purposes of this Section 2.13 shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i)            A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder as applicable, in accordance with Securities and Exchange Commission rules;

(ii)            A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):

(1)            the information and representations that would be required to be set forth in a shareholder’s notice of a nomination for the election of directors pursuant to Section 2.11;

(2)            the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(3)            a representation and warranty that the shares of common stock of the Corporation owned by the Nominating Shareholder were acquired in the ordinary course of business and not with the intent or objective to influence or change control of the Corporation and are not being held with the purpose or effect of changing control of the Corporation or to gain a number of seats on the Board of Directors that exceeds the maximum number of nominees that shareholders may nominate pursuant to this Section 2.13;

(4)            a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 2.13(c) and has provided evidence of ownership to the extent required by Section 2.13(c)(i);

(5)            a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Section 2.13(c) through the date of the annual meeting;

(6)            a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Nominees it is nominating pursuant to this Section 2.13;

(7)            a representation and warranty as to the Nominating Shareholder’s intentions with respect to continuing to own the Minimum Number of shares of common stock of the Corporation for at least one year following the annual meeting;

(8)            a representation and warranty that the Nominating Shareholder will not engage in, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to its Nominees or any nominees of the Board of Directors;

(9)            a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting;

(10)            a representation and warranty that the Nominee’s nomination for election to the Board of Directors or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(11)            a representation and warranty that the Nominee (1) qualifies as independent under the rules of any stock exchange on which the Corporation’s securities are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (5) meets the director qualifications set forth in Section 2.1, and (6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(12)            details of any position of the Nominee as an officer or director of any competitor of the Corporation (including any entity whose principal business is the design, manufacture, distribution or servicing of diesel or natural gas engines or engine-related component products), within the three years preceding the submission of the Nomination Notice;

(13)            if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and

(14)            in the case of a nomination by a group, the designation by all group members of one group member for purposes of receiving communications, notices and inquiries from the Corporation and that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

(iii)            An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Shareholder (including each group member) agrees:

(1)            to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(2)            to file any written solicitation or other written communication with the Corporation’s shareholders relating to one or more of the Corporation’s Directors or Director nominees or any Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(3)            to assume all liability (jointly and severally by all group members in the case of a nomination by a group) stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder, its affiliates and associates or their respective agents and representatives with the Corporation, its shareholders or any other person in connection with the nomination or election of Directors, including without limitation the Nomination Notice, or out of the facts, statements or other information that the Nominating Shareholder or its Nominees provided to the Corporation in connection with the inclusion of such Nominees in the Corporation’s proxy statement;

(4)            to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Shareholder pursuant to this Section 2.13 or a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 2.13; and

(5)            in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member) with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.13(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or notify the Corporation of the failure to continue to satisfy the eligibility requirements described in Section 2.13(c), as the case may be.

(iv)            An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(1)            to make such other acknowledgments, enter into such agreements and provide such other information as the Board of Directors requires of all Directors, including promptly completing the Corporation’s Director questionnaire;

(2)            that the Nominee has read and agrees, if elected as a Director of the Corporation, to sign and adhere to the Corporation’s corporate governance principles and codes of ethics and any other Corporation policies and guidelines applicable to Directors; and

(3)            including the representations and agreements required of a nominee for Director by Section 2.12.

The information and documents required by this Section 2.13(d) shall be (i) provided with respect to and executed by each group member in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity.  The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.13(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e)            Exceptions.

(i)            Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement and any ballot or form of proxy any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the Final Nomination Date, cure in any way any defect preventing the nomination of the Nominee, if:

(1)            the Corporation receives a notice pursuant to Section 2.11 that a shareholder intends to nominate a person for election to the Board of Directors at the annual meeting;

(2)            the Board of Directors or its designee, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-laws, the Articles of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(3)            the Nominee was nominated for election to the Board of Directors pursuant to this Section 2.13 at one of the Corporation’s two preceding annual meetings and either (i) withdrew or became ineligible or unavailable for election at any such annual meeting or (ii) received a vote of less than 25% of the shares of common stock of the Corporation entitled to vote for such Nominee; or

(4)            the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended.

(ii)            Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors or its designee, acting in good faith, determines that:

(1)            such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(2)            such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(3)            the inclusion of such information in the proxy statement would otherwise violate Securities and Exchange Commission rules or any other applicable law, rule or regulation.

ARTICLE 3
 COMMITTEES OF THE BOARD OF DIRECTORS

Section 3.1                          General.

(a)            The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted.  Each committee may have one (1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

(b)            To the extent specified by the Board of Directors in the resolution creating a committee (as such resolution may be amended by the Board of Directors from time to time), and except as otherwise provided in the Indiana Business Corporation Law, each committee may exercise all of the authority of the Board of Directors.

(c)            Except to the extent inconsistent with the resolutions creating a committee, the provisions of these By-Laws which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

(d)            A member of a committee of the Board of Directors who is also an officer of the Corporation shall receive no separate compensation for serving as a member of such committee.  Each member of a committee of the Board of Directors who is not an officer of the Corporation shall be paid such compensation for attendance at committee meetings as shall be fixed from time to time by resolution of the Board of Directors.  Committee members shall be reimbursed by the Corporation for travel expenses incurred in attending committee meetings.

Section 3.2                          Executive Committee.

(a)            The Board of Directors shall elect from its members an Executive Committee consisting of not less than three members to serve at the pleasure of the Board of Directors.  During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise, except as described in Section 3.1(b) of this Article 3, all the power of the Board of Directors in the management and direction of the business and affairs of the Corporation.  All Directors, including those Directors who are not designated members of the Executive Committee, may attend meetings of the Executive Committee.

(b)            The Board of Directors shall elect a Chairman of the Executive Committee from among the members of the Board of Directors.  The Chairman of the Executive Committee shall preside at meetings of the Executive Committee, and shall perform such other duties and functions as may be assigned to the Chairman of the Executive Committee from time to time by the Board of Directors.

(c)            The Secretary of the Corporation, or, in the Secretary’s absence, a person appointed by the Chairman of the Executive Committee, shall act as secretary of the Executive Committee, and shall report all material action taken by the Executive Committee to the Board of Directors at its regularly scheduled meeting next following the meeting of the Executive Committee.

ARTICLE 4
 OFFICERS

Section 4.1                          Designation and Selection.  The Board of Directors shall elect as officers of the Corporation a Chairman of the Board and a Chief Executive Officer.  The Chief Executive Officer shall appoint a Secretary and such other officers of the Corporation as the Chief Executive Officer deems appropriate, which appointments shall be presented to the Board of Directors for ratification.

Section 4.2                          Duties and Functions.

(a)            Chairman of the Board.  The Chairman of the Board shall be a member of the Board of Directors and shall, when present, preside at all meetings of the Board of Directors and of the shareholders.  The Chairman of the Board shall perform such other duties and functions as may be assigned to the Chairman of the Board from time to time by the Board of Directors.

(b)            Chief Executive Officer.  The Chief Executive Officer may be a member of the Board of Directors and shall perform such other duties and functions as may be assigned from time to time by the Board of Directors.

(c)            Secretary.  The Secretary shall keep a record of proceedings at all meetings of the Board of Directors and of the shareholders, shall have custody of the corporate records and seal of the Corporation, shall be responsible for authenticating records of the Corporation, and shall perform such other duties and functions as may be assigned to the Secretary from time to time by the Chairman of the Board.

(d)            Other Officers.  Each other officer appointed by the Chairman of the Board shall have and perform such powers, duties and functions as may be assigned to such officer from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 4.3                          Removal.  The Board of Directors may remove any officer at any time with or without cause by resolution adopted by a majority of the whole Board of Directors.  An officer appointed by the Chairman of the Board may also be removed at any time, with or without cause, by the Chairman of the Board.

Section 4.4                          Resignations.  Any corporate officer may resign at any time by delivering written notice thereof to the Board of Directors, the Chairman of the Board or the Secretary.  Such resignation shall take effect at the time delivered unless a later time is specified therein.  The acceptance of such resignation shall not be necessary to make it effective.

Section 4.5                          Compensation.  The Board of Directors shall fix the salary and other compensation for officers of the Corporation who are also Directors of the Corporation and may delegate to the Chairman of the Board authority to fix salaries and other compensation of all remaining officers of the Corporation.

Section 4.6                          Special Authority.  The Chairman of the Board, or other officers designated by the Chairman, shall have authority to execute guarantees, indentures for monies borrowed by the Corporation, appointments of powers of attorney and proxies to act on behalf of the Corporation, instruments for the devise or conveyance of real estate or creation of mortgages, bank forms required to open, maintain or close bank accounts, and any other written agreements to which the Corporation shall be a party which pertain to the routine operation of the Corporation and are regularly being made in the ordinary course of carrying on such operations.

ARTICLE 5
 SHARES

Section 5.1                          Certificates for Shares.  Shares in the Corporation may be issued in book-entry form or evidenced by certificates.  However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and the Secretary, certifying the number of shares owned by the shareholder in the Corporation.  The signatures of the Chairman of the Board, the President, Vice President, and the Secretary, the signature of the transfer agent and registrar, and the Seal of the Corporation may be facsimiles.  In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof.  Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).  Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are nonassessable.  If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly.  Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors.  There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

Section 5.2                          Transfer of Shares; Holder of Record.

(a)            Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder’s attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares.

(b)            The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or shares as the holder in fact and absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana.  Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.

Section 5.3                          Regulations.  Subject to the provisions of this Article V the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.

Section 5.4                          Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.

Section 5.5                          Lost or Destroyed Certificates.  The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same.  The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner’s legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate.  A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.

ARTICLE 6
 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1                          Mandatory.  The Corporation shall, to the fullest extent permitted by Sections 1 through 13 of Indiana Code Ch. 23-1-37, (i) indemnify any person who is or was a Director or officer of the Corporation (and the heirs and legal representatives thereof) against expenses (including attorneys’ fees), judgments, fines, and penalties and amounts paid in settlement resulting from any action, suit or proceeding threatened or brought against such person by reason of such person’s serving in such position or serving another enterprise in any capacity at the request of the Corporation, and (ii) pay for or reimburse the reasonable expenses incurred by such person in advance of the final disposition of the action, suit or proceeding.

Section 6.2                          Discretionary.  Separate and apart from, and in addition to, the mandatory indemnification required under Section 6.1 of this Article, the Corporation may, in its sole discretion, provide for indemnification of any person in accordance with the provisions of Indiana Code Ch. 23-1-37, as from time to time amended, or superseding statutory provisions.

Section 6.3                          Other Capacity Service.  Any Director or officer of the Corporation serving in any capacity (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or of another corporation described in Subsection (i) of this Section, shall be deemed to be doing so at the request of the Corporation.

Section 6.4                          Applicable Law.  Any person entitled to be indemnified as a matter of right pursuant to this Article VI may elect to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by Indiana law, or on the basis of the applicable law in effect at the time indemnification is sought.

Section 6.5                          Rights.  The right to be indemnified pursuant to this Article VI (i) shall be a contract right of each individual entitled to be indemnified hereunder, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist with respect to events occurring prior to any rescission or restrictive modification of this Article VI.

Section 6.6                          Claims.  If a claim for indemnification pursuant to this Article VI is not paid in full by the Corporation within ninety days after a written request therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expense of prosecuting such claim.  Neither the failure of the Corporation (including its Board of Directors, special legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, special legal counsel or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

ARTICLE 7
 MISCELLANEOUS

Section 7.1                          Indiana Business Corporation Law.  The provisions of the Indiana Business Corporation Law, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

Section 7.2                          Fiscal Year.  The fiscal year of the Corporation shall end on the 31st of December of each year.

Section 7.3                          Control Share Act.  The provisions of Chapter 42 of the Indiana Business Corporation Law, Ind. Code §23-1-42-1 et seq., shall not apply to control share acquisitions of shares of the Corporation.

Section 7.4                          Seal.  The Corporation shall have a corporate seal, which shall have inscribed the name of the Corporation and the word “INDIANA” around the outer edge and the words “CORPORATE SEAL” in the center.

Section 7.5                          Contracts and Other Instruments.  Bonds, contracts, deeds, leases and other obligations and instruments of the Corporation may be signed in the name of and on behalf of the Corporation by (i) officers or their designees, and (ii) agents of the Corporation as may be specifically authorized by resolution of the Board of Directors.

Section 7.6                          Books and Records.  Subject to the laws of the State of Indiana, the books of account, records, documents and papers of the Corporation may be kept at any place or places within or without the State of Indiana.

Section 7.7                          Amendments.  These By-Laws may be amended or repealed and provisions hereof may be waived by either (a) the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, or (b) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of Directors, considered for purposes of this Section 7.7 as a single voting group, except as otherwise required by the Corporation’s Restated Articles of Incorporation or by the Indiana Business Corporation Law, provided, however, that no By-Law may be adopted that is inconsistent with the Indiana Business Corporation Law.

Section 7.8                          Amendments by Implication.  Except as otherwise required by the Corporation’s Restated Articles of Incorporation or by the Indiana Business Corporation Law, any action taken or authorized by the Board of Directors that would be inconsistent with the By-Laws then in effect, but is taken or authorized by affirmative vote of not less than the number of Directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

Section 7.9                          Electronic Transmission.  When used in these By-Laws, the terms “written” and “in writing” shall include any “electronic transmission” as defined in Section 23-120-8.5 of the Indiana Business Corporation Law, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

Section 7.10                          Definition of Articles of Incorporation and Restated Articles of Incorporation.  The term “Articles of Incorporation” and “Restated Articles of Incorporation” as used in these By-Laws mean the Restated Articles of Incorporation of the Corporation as from time to time in effect.

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